                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Oxboro Medical International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          OXBORO MEDICAL INTERNATIONAL, INC.
                              13828 Lincoln Street N.E.
                              Ham Lake, Minnesota 55304

                  --------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    MARCH 4, 1999

                 ---------------------------------------------------

TO OUR SHAREHOLDERS:

     Please take notice that the Annual Meeting of the Shareholders of Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), will be held at the Company's offices, 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, on Thursday, March 4, 1999, at 4:00 p.m. Minneapolis time, to consider and vote upon the following matters:

     1.   Election of one director for a three-year term; and

     2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on January 20, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Shareholders who do not expect to be present personally at the Annual Meeting are urged to complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.

     It is important that your shares be represented and voted at the Annual Meeting. If you are not able to attend the Annual Meeting, please return your completed Proxy at your earliest convenience.


                              BY THE ORDER OF THE BOARD OF DIRECTORS


                              Thomas A. Judd, Secretary
Dated:  January 27, 1999

                        OXBORO MEDICAL INTERNATIONAL, INC.

                             13828 Lincoln Street N.E.
                             Ham Lake, Minnesota 55304

                     ------------------------------------------

                                  PROXY STATEMENT

                           ANNUAL MEETING OF SHAREHOLDERS
                                   MARCH 4, 1999

                     ------------------------------------------

                       SOLICITATION AND REVOCATION OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors of Oxboro Medical International, Inc. (the "Company") in connection with the Annual Meeting of the Shareholders of the Company, which will be held on March 4, 1999, and any adjournments thereof.

     The person giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of Proxy will be honored if received at the offices of the Company, addressed to Thomas
A. Judd, Secretary, on or before March 3, 1999. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery prior to commencement of the meeting of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders on the Proxies. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the director nominated by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The Company will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers or other employees of the Company who will receive no special compensation for their services or by agents or representatives who are not otherwise employed by the Company who will be compensated for such services. The Company may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining Proxies from, beneficial owners.

     The Annual Report of the Company, including financial statements, for the fiscal year ended September 30, 1998 is being mailed with this Proxy Statement. Copies of this Proxy Statement and Proxies will first be mailed to shareholders on or about January 27, 1999.

                                    VOTING RIGHTS

     Only shareholders of record at the close of business on January 20, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of that date, there were issued and outstanding 2,160,128 shares of Common Stock of the Company, the only class of securities of the Company entitled to vote at the meeting. Each shareholder of record is entitled to one vote for each share registered in his or her name as of the record date. The Articles of Incorporation of the Company do not grant shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

                                COMMON STOCK OWNERSHIP

     The following table sets forth certain information as of January 20, 1999 derived from the Company's records or provided by the holders with respect to the stock ownership of all persons known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock, all directors and nominees to become directors, all Named Executive Officers (as defined herein), and all officers and directors of the Company as a group. Except where otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated:



         NAME AND ADDRESS OF             NUMBER OF SHARES        PERCENTAGE
           BENEFICIAL OWNER                   OWNED               OF CLASS
------------------------------------------------------------------------------

 Larry A. Rasmusson                       345,503(1)               15.2
 1485 - 139th Lane N.W.
 Andover, Minnesota  55304

 Keith A. Olson                           240,000                  11.1
 2531 West 90th Street
 Bloomington, Minnesota  55431



         NAME AND ADDRESS OF             NUMBER OF SHARES        PERCENTAGE
           BENEFICIAL OWNER                   OWNED               OF CLASS
------------------------------------------------------------------------------
 CMM Properties, LLC                      235,445                  10.9
 c/o Gary Copperud
 1234 Trappers Point
 Fort Collins, Colorado  80524

 Kenneth Brimmer                          150,000(2)                6.9
 720 South Fifth Street
 Hopkins, Minnesota  55343


 Robert S. Garin                           40,000(3)                1.8

 John E. Sayer                             40,000(4)                1.8

 John R. Walter                            11,000                   0.5

 Christopher J. Turnbull                    5,000(5)                0.2

 All officers and directors               486,445(6)               21.7
      as a group (7 persons)


(1) Includes 10,869 shares allocated to Mr. Rasmusson under the Employee Stock Ownership Plan (ESOP) and 120,364 shares issuable upon exercise of currently exercisable options.

(2) Includes 80,000 shares as to which Mr. Brimmer has shared voting and dispositive power and 10,000 shares beneficially owned by his wife.

(3) Includes 40,000 shares issuable upon exercise of a currently exercisable option.

(4) Includes 40,000 shares issuable upon exercise of a currently exercisable option.

(5) Includes 5,000 shares issuable upon exercise of a currently exercisable option.

(6) Includes 90,000 shares issuable upon exercise of currently exercisable options.


                                    PROPOSAL NO. 1

                                 ELECTION OF DIRECTOR

     The Company's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. At the 1999 Annual Meeting, one Class III director will be elected to hold office for a term expiring at the Annual Meeting of shareholders to be held in 2002, and until his successor has been elected and qualified, or until his death, resignation, or removal, if earlier.

     The director in Class III whose term is expiring, John E. Sayer, has been nominated by the Board of Directors for reelection. Ralph Jon Fritz, who was appointed to the Board in January 1998 to a term expiring in 1999, resigned from the Board in November 1998. John R. Walter, who is currently serving a term expiring in 2000, has announced that he will resign as a director effective as of the date of the Annual Meeting. The Board of Directors has not nominated anyone to replace either Mr. Fritz or Mr. Walter as of the date of this Proxy Statement. Accordingly, the only board position to be voted upon at the Annual Meeting will be that held by Mr. Sayer.

     Unless instructed not to vote for the election of the nominee, the Proxies will vote to elect the nominee named above. If the nominee is not a candidate for election at the meeting, which is not currently anticipated, the Proxies may vote for such other person as they, in their discretion, may determine.

              THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE
                              ABOVE NOMINEE BE ELECTED.

     Certain information regarding the nominee and the continuing directors of the Company is set forth below:

NOMINEE FOR CLASS III DIRECTOR (TERM EXPIRING IN 2002)

          JOHN E. SAYER, 50, has been a director since February 1998. He is currently Vice President and a director of Power Process Equipment, Inc., an industrial coating, pump packing, parts and mechanical seals and process control equipment sales and service company located in Eden Prairie, Minnesota. Mr. Sayer has been an owner, officer and director of Power Process Equipment, Inc. since October 1984.

CONTINUING CLASS I DIRECTOR (TERM EXPIRING IN 2000)

          ROBERT S. GARIN, 56, has been a director since January 1998. He is currently Vice President of Human Resources at Angeion Corporation, a medical device company located in Minneapolis, Minnesota. In October 1996, Mr. Garin was elected to the Board of Directors of Angeion GmbH, and in December 1995, he was elected to the Board of Directors of Angeion Europe Ltd. Prior to joining Angeion in 1995, Mr. Garin served as a management consultant to Angeion. From 1990 to 1993, Mr. Garin was a partner in Garin & Associates, a management and human resources consulting firm.

CONTINUING CLASS II DIRECTORS (TERMS EXPIRING IN 2001)

          KENNETH W. BRIMMER, 43, has been a director since February 1998.
     Mr. Brimmer has been president and secretary since 1997, a director since 1996, and treasurer since 1995 of Rainforest Cafe, Inc. Since 1990, Mr. Brimmer has also been employed by Grand Casinos, Inc., and its predecessor, as special assistant to the chairman and chief executive officer. Mr. Brimmer is also a director of New Horizon Kids Quest, Inc. and Hypertension Diagnostics, Inc.

          GARY COPPERUD, 40, has been a director since February 1998. Mr. Copperud has been president/general manager of CMM Properties, LLC, an investment company located in Fort Collins, Colorado, with holdings in real estate and stocks, since 1993. Prior thereto Mr. Copperud was self-employed in the fields of securities and real estate investment and real estate development.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1998, the Board of Directors held 19 meetings. All current directors attended at least 75% of the meetings held.

     A compensation committee consisting of Messrs. Sayer, Garin and Copperud considers compensation. This committee met one time during fiscal 1998. An audit committee, consisting of Messrs. Brimmer, Walter and Sayer, met two times during fiscal 1998.

COMPENSATION TO DIRECTORS

     DIRECTORS' FEES AND BONUSES. For services rendered in fiscal 1998 from October 1997 through June 1998, each new member of the Company's Board of Directors who was not an employee of the Company received a monthly fee of $500 and Mr. Walter (and one director who served until February 1998) received a monthly fee of $850. In July 1998, a new directors fee plan was adopted by the Board of Directors, which provides that each director be paid $1,000 per quarter and that the Chairman of the Board of Directors be paid $1,250 per quarter. Non-management directors received bonuses in fiscal 1997 totaling $15,000. No bonuses were paid to directors in fiscal 1998. The aggregate compensation paid to non-management directors for services rendered in fiscal 1998 and fiscal 1997 was $32,250 and $24,000, respectively.

     STOCK OPTIONS TO DIRECTORS. Effective June 19, 1997, the Company granted to John R. Walter an option to purchase 40,000 shares of Common Stock at an exercise price of $1.08 per share. This option was exercised January 15, 1998, resulting in aggregate net value (market price less exercise price) of approximately $1,800. Subsequently, Mr. Walter returned 29,000 shares to the Company. See "Certain Relationships and Related Transactions -- Exercise of Stock Options." Effective January 28, 1998, the Company granted to each of Robert S. Garin and Ralph Jon Fritz an option to purchase 40,000 shares of Common Stock at an exercise price of $1.25 per share. Subsequently, Mr. Fritz's option was terminated by agreement between Mr. Fritz and the Company. See "Consulting Fees/Stock Options," below. Effective February 20, 1998, the Company granted to John Sayer an option to purchase 40,000 shares of Common Stock at an exercise price of $2.00 per share.

     CONSULTING FEES/STOCK OPTIONS. Ralph Jon Fritz, who was appointed to the Board in January 1998, had entered into a consulting agreement with Oxboro Outdoors, Inc., the Company's wholly-owned subsidiary, in 1994, under which he provided assistance with respect to public relations, advertising, and promotion of outdoors products. The consulting agreement was to expire October 10, 2000. During fiscal 1998, Mr. Fritz received approximately $30,000 in consulting fees under such agreement. In addition, Mr. Fritz was granted an option in October 1994 to purchase 40,000 shares of the Company's Common Stock at $1.625 per share. Effective

November 1, 1998, Mr. Fritz resigned as a director, and he and the Company and Oxboro Outdoors agreed to terminate the consulting agreement and options to purchase 80,000 shares of Common Stock in consideration of a lump-sum payment by the Company to Mr. Fritz of $10,000. Also effective November 1, 1998, Mr. Fritz entered into a services agreement with Oxboro Outdoors, Inc. to help promote Oxboro Outdoors, Inc. and its products in consideration of a lump-sum payment of $15,000. The services agreement expires June 30, 2001 and requires Mr. Fritz to provide up to 15 days of service during the term of the agreement.

COMPLIANCE WITH REPORTING REQUIREMENTS OF EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, requires the Company's officers, directors, and holders of 10% or more of its outstanding Common Stock to file certain reports with the Securities and Exchange Commission. To the Company's best knowledge, based solely on information provided to it by the reporting individuals, all of the reports required to be filed by these individuals have been filed, except that Initial Reports on Form 3 for Messrs. Brimmer, Copperud, and Sayer, Christopher Turnbull, the Company's interim president, and Richard Ulvenes, the Company's interim chief financial officer, and Annual Reports on Form 5 reporting options granted to Messrs. Fritz, Garin, Turnbull, and Ulvenes were filed late.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's former and current chief executive officers (the "Named Executive Officers"). No other executive officer had total annual compensation in fiscal 1998 (based on salary and bonus) exceeding $100,000.




                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                         ANNUAL                      SECURITIES                    ALL
            NAME AND           FISCAL                 COMPENSATION                   UNDERLYING                   OTHER
       PRINCIPAL POSITION       YEAR              SALARY         BONUS                OPTIONS                  COMPENSATION
 --------------------------  ----------      -----------------------------       ---------------------      ------------------
 Larry A. Rasmusson             1998            $263,388            --                 320,364                    $93,604(3)
  Chief Executive               1997             262,975        $130,000                  --                       92,579
  Officer and Chief             1996             181,220          50,000                  --                       75,810
  Financial Officer(1)

 Christopher Turnbull           1998(2)           $8,000            --                   5,000                       --
  Interim President


(1) Mr. Rasmusson resigned as Chief Executive Officer and Chief Financial Officer effective September 1, 1998. See "Agreements with Larry Rasmusson" for information regarding his severance compensation.

(2) Mr. Turnbull was hired as interim president of the Company effective September 8, 1998 on a part-time basis.

(3) All other compensation for Mr. Rasmusson for fiscal 1998 includes $56,045 of premiums paid on a split dollar life insurance policy and $37,559 in royalties. See "Agreements with Larry Rasmusson."

OPTIONS GRANTED DURING FISCAL 1998

     The following table sets forth information regarding options granted to Named Executive Officers during fiscal 1998.



                                                      PERCENT OF TOTAL
                                                           OPTIONS                            MARKET
                                                         GRANTED TO                          PRICE ON
                                      OPTIONS           EMPLOYEES IN        EXERCISE          DATE OF              EXPIRATION
              NAME                    GRANTED            FISCAL YEAR         PRICE             GRANT                  DATE
---------------------------------   ------------   ----------------------  ----------      -------------        ----------------
     Larry A. Rasmusson (1)           200,000              60.5%             $1.00             $1.09                10/1/03
                                       20,364               6.2               1.50              1.31                3/31/99
                                      100,000              30.3               1.00              1.31                3/31/99

     Christopher Turnbull               5,000(2)            1.5               1.50              1.25                 9/8/01


(1) Effective October 1, 1997, the Company granted to Larry A. Rasmusson nonqualified options to purchase 200,000 shares. These options were exercised January 15, 1998. As part of a Mutual Release & Noncompetition Agreement between the Company and Mr. Rasmusson effective September 1, 1998, the exercise of both of these options was rescinded, the options were cancelled, and a new option to purchase 100,000 shares of Common Stock was granted. During fiscal 1998, Mr. Rasmusson also exercised an option for 20,364 shares of Common Stock at an exercise price of $1.50 per share. Effective September 1, 1998, the exercise of this option was rescinded and a new option to purchase 20,364 shares was granted. Both of the new options became exercisable as of the date of grant. See "Agreements with Larry Rasmusson."

(2)  This option became exercisable as of September 8, 1998.

AGGREGATED OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     The number and value of options held at fiscal year-end appear in the following table. The Company does not have any outstanding stock appreciation rights.


                                                                                                                 VALUE OF
                                                                                   NUMBER OF                    UNEXERCISED
                                                                                  UNEXERCISED                  IN-THE-MONEY
                                                                                  OPTIONS AT                    OPTIONS AT
                                     SHARES                                     FISCAL YEAR-END               FISCAL YEAR-END
                                  ACQUIRED ON            VALUE                   EXERCISABLE/                  EXERCISABLE/
              NAME                  EXERCISE          REALIZED(1)                UNEXERCISABLE               UNEXERCISABLE (2)
-----------------------------   ----------------   -----------------         ---------------------       -------------------------
 Larry A. Rasmusson                 220,364                $25,000                    120,364/-0-                   $42,000/-0-
 Christopher Turnbull                 --                     --                         5,000/-0-                       -0-/-0-


(1) Based on the amount by which the market value on the date of exercise exceeded the exercise price of the option.

(2) Value is calculated by multiplying the amount by which the average price of the Common Stock on September 30, 1998 ($1.42) exceeded the option exercise price by the number of shares.

AGREEMENTS WITH LARRY RASMUSSON

     EMPLOYMENT AGREEMENTS. During fiscal 1994, the Company entered into an employment agreement with Larry A. Rasmusson, former Chief Executive Officer and Chief Financial Officer, whereby he was paid an annual salary determined each fiscal year, a bonus, the amount of which was based upon achievement by the Company of certain financial goals, and other benefits. Effective September 1, 1998, the Company and Mr. Rasmusson entered into a Mutual Release & Noncompetition Agreement (the "Mutual Release & Noncompetition Agreement") that provided for the termination of Mr. Rasmusson's employment agreement in consideration of payment of $150,000 over 24 months, the amendment of his consulting agreement with the Company, the surrender of 510,000 shares of Common Stock to the Company, an amendment to an exclusive license and royalty agreement between Mr. Rasmusson and Oxboro Outdoors, Inc., the rescission of the exercise of options for 220,364 shares of Common Stock of the Company, and a mutual release of claims.

     LICENSE AGREEMENTS. Pursuant to an exclusive license agreement, Mr. Rasmusson, as licensor, granted the Company, as licensee, the exclusive right to make, use, and sell certain medical products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. Mr. Rasmusson is to receive royalties in the amount of 4% of the "net sales price" (as defined) of all licensed products sold. Royalties continue for the life of the product. If at any time a product covered by the agreement is no longer sold by the Company (defined as a reduction by 50% in sales from the previous calendar year), the license will no longer be exclusive as to that product. The agreement contains a provision for increasing the royalty amount if royalty rates paid by the Company to others for similar products are higher than 4%. The agreement also provides that upon the termination of the employment of a former officer, the royalty will be increased from 4% to 6% on certain products, and Mr. Rasmusson and the former officer will each receive royalties of 3% on sales of such products. During fiscal 1998, 1997, and 1996, Mr. Rasmusson earned $37,559, $32,454 and $27,000, respectively, in royalties under this agreement.

     Oxboro Outdoors, Inc., a wholly owned subsidiary of the Company ("Outdoors"), entered into an exclusive license and royalty agreement with Mr. Rasmusson pursuant to which Mr. Rasmusson, as licensor, granted Outdoors, as licensee, the exclusive right to make, use, and sell certain outdoor recreational products and to receive information and assistance from Mr. Rasmusson to make, use and sell the products. Mr. Rasmusson was entitled to receive an advance royalty payment of $1,500 for each product accepted for development by Outdoors and continuing royalties in the amount of 8% of the "net sales price" (increased to 9% when the cumulative aggregate "net sales price" exceeds $1,000,000) of all such products sold after the cumulative "net sales price" of all products sold multiplied by the applicable royalty percentage exceeds the total of all royalty advances. Pursuant to an amendment to this Agreement, which was part of the Mutual Release & Noncompetition Agreement, the royalties are to be calculated at 8% to 9% until royalty advances have been offset. Thereafter royalties for each fiscal year will be 4% for net sales up to $1 million, 6% for net sales from $1 million to $2 million, and 8% for net sales over $2 million. The Royalty Agreement will terminate on August 31, 2001, and Mr. Rasmusson will have no further rights with respect to the licensed products. Advance royalties of $229,241 have been paid, including $112,500 paid prior to fiscal 1998. As of September 30, 1998, royalties of $100,990 had been credited against the advance for products sold.

     CONSULTING AGREEMENTS. During fiscal 1996, the Company entered into a consulting agreement with Mr. Rasmusson whereby he would be paid an annual consulting fee of $150,000 for a period of five years commencing upon his retirement. Effective September 1, 1998, the Company and Mr. Rasmusson amended the consulting agreement, as part of the Mutual Release & Noncompetition Agreement, to reduce the term of the consulting agreement to 24 months, beginning September 1, 1998 and terminating August 31, 2000, and reduced the compensation payable under the consulting agreement to $485,000 payable in 24 equal monthly installments of $20,208.

     SPLIT DOLLAR INSURANCE. The Company adopted split dollar life insurance plans for the benefit of Mr. Rasmusson. Prior to September 1, 1998 and under the terms of Mr. Rasmusson's plan, the Company paid the annual premiums on two $500,000 insurance policies (the "Policies") on his life. The Policies are whole life policies on which all premiums were paid by the Company and income is imputed to the insured in an amount equal to the term rate for his insurance as established by the insurer. The Policies are owned by Mr. Rasmusson. The plan was designed so that the Company will recover all premium payments, interest, and advances made by it on account of the Policies. The Company's interest in the premium payments, interest, and advances made with respect to the Policies are secured by a collateral assignment of the Policies. Upon the death of Mr. Rasmusson, the Company will be reimbursed from the insurance proceeds paid to the beneficiaries in an amount equal to the total premiums, interest, and advances made by the Company with respect to the Policies. In the event the Policies are surrendered for their cash surrender value at some date in the future, the Company will be reimbursed for the premiums it has paid on the Policies, plus interest. Premiums paid in fiscal 1998, 1997 and 1996 on behalf of Mr. Rasmusson totaled $56,045, $55,573, and $45,898, respectively. Effective September 1, 1998, pursuant to the terms of the Mutual Release & Noncompetition Agreement, the two Policies will be maintained by the Company so long as Mr. Rasmusson pays and maintains his portion of the monthly premiums on said Policies in a timely manner. If the Company fails to maintain payments or terminates either or both of said Policies or if the Policies cancel or terminate for any reason other than Mr. Rasmusson's death, Mr. Rasmusson shall receive all of the cash value and/or termination value. Upon Mr. Rasmusson's death, the benefits under the Policies are to paid out according to their terms.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LIMITED PARTNERSHIP:  PROJECT HEART

     In fiscal 1991, the Company invested $142,000 cash for a 30% limited partnership interest in the Project Heart Limited Partnership, a Minnesota limited partnership (the "Limited Partnership"). The Limited Partnership was formed to pursue the development of a device to be used in connection with organ transplants and organ transportation.

     The general partner of the Limited Partnership was LexTen, Inc., a Minnesota corporation, of which Larry Rasmusson is the sole shareholder. LexTen held a 67.7% interest in the Limited Partnership. Mr. Rasmusson is a former executive officer and director of the Company and also is deemed to be the beneficial owner of approximately 15.2% of the Common Stock of the Company.

     In conjunction with the Limited Partnership, the Company entered into a stock award agreement (the "Stock Award Agreement") with Mr. Rasmusson, pursuant to which the Company issued to Mr. Rasmusson 383,500 shares of its Common Stock, held in an escrow account. These shares were to be released to Mr. Rasmusson in various installments upon the reaching of defined milestones set forth in the Stock Award Agreement.

     Effective September 30, 1997, the Limited Partnership was dissolved, all remaining cash was distributed to the limited partners, and the shares subject to the Stock Award Agreement were forfeited and returned to the Company. The rights to the device, still in the conceptual stage, were transferred to LexTen, Inc. Neither LexTen, Inc. nor Mr. Rasmusson received any cash as part of the dissolution.

EXERCISE OF STOCK OPTIONS

     Effective January 15, 1998, Larry A. Rasmusson, formerly the Company's chief executive and chief financial officer and a director of the Company, and John R. Walter, a director of the Company, exercised options to purchase 220,364 shares and 40,000 shares, respectively, of the Company's Common Stock for aggregate purchase prices of $230,546 and $43,200, respectively. Each individual paid the exercise price by delivery of a nonrecourse promissory note that provides for payment of the principal in five equal annual installments, commencing in January 1999, together with all interest accrued and unpaid as of the date of payment, and interest at an annual rate of 6%. The shares purchased were pledged as security for the notes. Effective September 1, 1998, Mr. Rasmusson's purchase of the 220,364 shares of Common Stock was rescinded, the promissory note and security agreement were cancelled, and options to purchase 120,364 shares of Common Stock were reinstated. In January 1999, Mr. Walter entered into an agreement with the Company whereby he returned 29,000 shares to the Company in consideration of the cancellation of the promissory note and all accrued interest.

                                    OTHER MATTERS

     The Board of Directors is not aware that any matter other than that described in the Notice will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.

                      RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP has served as the Company's principal independent accountants to audit the Company's financial statements for the last four fiscal years. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                    SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     All shareholder proposals intended to be presented at the 2000 Annual Shareholders' Meeting must be received by the Company at its offices on or before September 29, 1999.

     In addition, a shareholder must give notice to the Company prior to December 13, 1999, of any proposal which such shareholder intends to raise at
the 2000 Annual Meeting.   If the Company receives notice of such proposal
after December 13, 1999, the persons named in the proxy solicited by the Company's Board of Directors for the 2000 Annual Meeting may exercise discretionary voting powers with respect to such proposal.

     Further, under the Company's Articles of Incorporation, for business to be properly brought before the 2000 Annual Meeting, a shareholder must give notice in writing to the Secretary of the Company no later than 50 days prior to the date of the meeting. Any proposal not submitted by such date will not be considered at the 2000 Annual Meeting.

                                REPORT ON FORM 10-KSB

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1998, accompanies the Notice of Annual Meeting and Proxy Statement. A copy of the Company's Report on Form 10-KSB for the fiscal year ended September 30, 1998, as filed with the Securities and Exchange Commission, is available upon request from the Company.

     It is important that Proxies be returned promptly. Shareholders who do not plan to attend the meeting in person are urged to sign, date, and forward the Proxy by return mail.

                         BY THE ORDER OF THE BOARD OF DIRECTORS




January 27, 1999         Thomas A. Judd, Secretary

                     OXBORO MEDICAL INTERNATIONAL, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                           Thursday, March 4, 1999
                                    4 PM

 LOGO       Oxboro Medical International, Inc.                            PROXY
            13828 Lincoln Street N.E.
            Ham Lake, MN 55304

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MARCH 4, 1999.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Gary Copperud and Robert Garin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                     SEE REVERSE FOR VOTING INSTRUCTIONS

                     -ARROW- Please detach here -ARROW-

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of director for    / / Vote FOR        / / Vote WITHHELD
   term ending in 2002:            nominee             from nominee
   01 John E. Sayer

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEE.

Address Change? Mark Box   / /
Indicate changes below:                   Dated: _________________________, 1999

                                          Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.

                     OXBORO MEDICAL INTERNATIONAL, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                           Thursday, March 4, 1999
                                     4 PM

 LOGO       Oxboro Medical International, Inc.                            PROXY
            13828 Lincoln Street N.E.
            Ham Lake, MN 55304

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MARCH 4, 1999.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Gary Copperud and Robert Garin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

The Company's stock records indicate that you have not presented your stock certificate(s) for exchange following the 1-for-10 reverse stock split in April 1987. Giving effect to such reverse split, and to subsequent stock splits of 3-for-2 (January 1990) and 2-for-1 (March 1991), each 10 shares listed on this proxy card as held of record by you will be entitled to 3 votes on all matters to be presented to the shareholders at the 1999 Annual Meeting.


                     SEE REVERSE FOR VOTING INSTRUCTIONS

                     -ARROW- Please detach here -ARROW-

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of director for    / / Vote FOR        / / Vote WITHHELD
   term ending in 2002:            nominee             from nominee
   01 John E. Sayer

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE THE NOMINEE.

Address Change? Mark Box   / /
Indicate changes below:                   Dated: _________________________, 1999

                                          Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.